NEWS RELEASE
FOR IMMEDIATE RELEASE

Pacira BioSciences Reports Full-Year and Fourth Quarter 2022 Financial Results
— Record revenues of $667 million in 2022 —
— Full-year GAAP net income of $16 million and adjusted EBITDA of $213 million —
— EXPAREL surpasses the 12 million patient mark —
— Conference call today at 8:30 a.m. ET —
TAMPA, FL, February 28, 2023 - Pacira BioSciences, Inc. (Nasdaq: PCRX), the industry leader in its commitment to non-opioid pain management and regenerative health solutions, today reported financial results for the fourth quarter and full-year of 2022.

“2022 was a solid year for Pacira as we posted record revenue and significant adjusted EBITDA, recently surpassed our twelve millionth patient with EXPAREL, and advanced our product portfolio into new and exciting indications,” said Dave Stack, chairman and chief executive officer of Pacira BioSciences. “We enter 2023 in a strong position with significant and durable cash flows that we believe will allow us to leverage our balance sheet to self-fund our growth and expansion. In the coming year we expect to achieve a variety of value-driving milestones including growing product revenue, developing new indications for our commercial offering, advancing our clinical pipeline, improving gross margins, increasing cash flow, and pre-paying significant portions of our term loan B debt, which would further strengthen our balance sheet.”

“The need for non-opioid pain management remains a global imperative and our continued progress further solidifies our leadership role in this important work,” added Mr. Stack.
2022 Full-Year and Fourth Quarter Financial Highlights
•Full-year revenues of $666.8 million and fourth quarter revenues of $172.0 million.
•Full-year GAAP net income of $15.9 million or $0.35 per basic share and $0.34 per diluted share.
•Fourth quarter GAAP net loss of $10.1 million or $0.22 per basic and diluted share.
•Full-year adjusted EBITDA of $212.7 million and fourth quarter adjusted EBITDA of $58.8 million.
See “Non-GAAP Financial Information” below.
Recent Business Highlights
•Second Innovation and Training Center Opened in Houston. In January 2023, Pacira opened its second Innovation and Training Center in Houston. This state-of-the-art facility features a 125-seat adaptive lecture hall, broadcast studio and both wet and dry lab space for cadaver and other interactive workshops, as well as advanced ultrasound machines equipped with artificial intelligence training software. The Company believes this training center is core to developing physician thought leaders and community-based clinicians wanting to stay at the forefront of opioid-sparing pain management.
•Supplemental New Drug Application Submitted for EXPAREL. In January 2023, Pacira submitted its supplemental New Drug Application, or sNDA, to the U.S. Food and Drug Administration seeking expansion of the EXPAREL label to include sciatic nerve blocks in the popliteal fossa and femoral nerve blocks in the adductor canal. The sNDA is supported by two successful Phase 3 studies in which EXPAREL achieved statistically significant reductions in postsurgical pain control and opioid consumption through 96 hours compared with bupivacaine HCl.
•New Data Support Cryoneurolysis, or Cold Therapy, as Potential Spasticity Treatment. In January 2023, investigators presented three datasets supporting cryoneurolysis, or cold therapy, as a potential future treatment strategy for managing spasticity. The data were presented at the Annual Meeting of Academic Physiatrists in Anaheim. Pacira is preparing to initiate a registration study evaluating its iovera° cryoneurolysis system as a treatment for spasticity. The iovera° system is commercially available as an innovative pain relief treatment. It uses extreme cold to stop nerves from sending pain signals to the brain, the effect is immediate, and can last 90 days.
•New ZILRETTA Data to be Presented at Osteoarthritic Research Society World Congress. In March 2023, investigators will present the results of a Phase 2 study comparing ZILRETTA to immediate-release triamcinolone in patients with osteoarthritis of the knee and Type 2 diabetes. The data will be presented at the Osteoarthritic Research Society World Congress in Denver.
Fourth Quarter 2022 Financial Results
•Total revenues were $172.0 million in the fourth quarter of 2022, an 8% increase over the $159.2 million reported for the fourth quarter of 2021.
•EXPAREL net product sales were $138.0 million in the fourth quarter of 2022, a 1% decrease versus the $139.9 million reported for the fourth quarter of 2021.
•ZILRETTA net product sales were $28.0 million in the fourth quarter of 2022, a 121% increase over the $12.7 million reported for the fourth quarter of 2021. The company began recognizing ZILRETTA sales upon completing its acquisition of Flexion in November 2021.
•Fourth quarter 2022 iovera° net product sales were $4.6 million, a 7% decrease versus the $4.9 million reported in the fourth quarter of 2021.
•Sales of bupivacaine liposome injectable suspension to third-party licensees were $1.0 million in the fourth quarter of 2022, versus the $1.1 million reported for the fourth quarter of 2021.
•Fourth quarter royalty and collaborative licensing and milestone revenues were $0.4 million in 2022 versus $0.6 million in 2021.
•Total operating expenses were $181.8 million in the fourth quarter of 2022, versus the $155.0 million reported for the fourth quarter of 2021. Included in operating expenses in 2022 was a $26.1 million impairment of acquired in-process research and development.
•Research and development (R&D) expenses were $17.5 million in the fourth quarter of 2022, compared to $15.5 million in the fourth quarter of 2021. The company’s R&D expenses included $7.3 million and $5.3 million of product development and manufacturing capacity expansion costs in the fourth quarters of 2022 and 2021, respectively.
•Selling, general and administrative (SG&A) expenses were $64.0 million in the fourth quarter of 2022, compared to $52.2 million in the fourth quarter of 2021.

•GAAP net loss was $10.1 million, or $0.22 per basic and diluted share in the fourth quarter of 2022, compared to a GAAP net loss of $5.1 million, or $0.12 per basic and diluted share in the fourth quarter of 2021.
•Non-GAAP net income was $37.0 million, or $0.81 per basic share and $0.80 per diluted share in the fourth quarter of 2022, compared to non-GAAP net income of $44.4 million, or $0.99 per basic share and $0.97 per diluted share in the fourth quarter of 2021.
•Adjusted EBITDA was $58.8 million in the fourth quarter of 2022, a 15% decrease compared to $69.3 million in the fourth quarter of 2021.
~~•~~Pacira ended the fourth quarter of 2022 with cash, cash equivalents and available-for-sale investments (“cash”) of $325.9 million. Cash provided by operations was $42.0 million in the fourth quarter of 2022, compared to $23.2 million in the fourth quarter of 2021.
•Pacira had 45.9 million basic and diluted weighted average shares of common stock outstanding in the fourth quarter of 2022.
•For non-GAAP measures, Pacira had 46.3 million diluted weighted average shares of common stock outstanding in the fourth quarter of 2022.
See “Non-GAAP Financial Information” below.
Full-Year 2022 Financial Results

•Total revenues were $666.8 million in 2022, a 23% increase over the $541.5 million reported in 2021.
•EXPAREL net product sales were $536.9 million in 2022, a 6% increase over the $506.5 million reported in 2021.
•ZILRETTA net product sales were $105.5 million in 2022. The company began recognizing ZILRETTA sales upon completing its acquisition of Flexion in November 2021.
•Full-year iovera° net product sales were $15.3 million, a 6% decrease over the $16.2 million reported in 2021.
•Full-year sales of bupivacaine liposome injectable suspension to third-party licensees were $6.5 million in 2022, versus the $3.6 million reported in 2021.
•Full-year royalty and collaborative licensing and milestone revenues sales were $2.7 million in 2022, versus the $2.6 million reported in 2021.
•Total operating expenses were $606.8 million in 2022, compared to $451.6 million in 2021.
•R&D expenses were $84.8 million in 2022, compared to $55.5 million in 2021. The company’s R&D expenses include $24.6 million and $19.4 million of product development and manufacturing capacity expansion costs in 2022 and 2021, respectively.
•Selling, general and administrative (SG&A) expenses were $254.5 million in 2022, compared to $199.3 million in 2021.
•GAAP net income was $15.9 million, or $0.35 per basic share and $0.34 per diluted share in 2022, compared to GAAP net income of $42.0 million, or $0.95 per basic share and $0.92 per diluted share in 2021.

•Non-GAAP net income was $120.7 million, or $2.65 per basic share and $2.59 per diluted share in 2022, compared to non-GAAP net income of $136.7 million, or $3.09 per basic share and $3.00 per diluted share in 2021.
•Adjusted EBITDA was $212.7 million in 2022, a 4% increase over $204.0 million in 2021.
•Cash provided by operations was $145.3 million in 2022, compared to $125.7 million in 2021.
•Pacira had 45.5 million basic and 46.5 million diluted weighted average shares of common stock outstanding in 2022.
See “Non-GAAP Financial Information” below.
2023 Financial Guidance
Today the company is providing full-year 2023 financial guidance as follows:
•EXPAREL net product sales of $570 million to $580 million;
•ZILRETTA net product sales of $115 million to $125 million;
•iovera° net product sales of $17 million to $20 million;
•Non-GAAP Gross margin of 76% to 78%;
•Non-GAAP R&D expense of $70 million to $80 million;
•Non-GAAP SG&A expense of $220 million to $230 million; and
•Stock-based compensation of $51 million to $54 million.
See “Non-GAAP Financial Information” below.
Today’s Conference Call and Webcast Reminder
The Pacira management team will host a conference call to discuss the company’s financial results and recent developments today, Tuesday, February 28, 2023, at 8:30 a.m. ET. For listeners who wish to participate in the question-and-answer session via telephone, please pre-register at investor.pacira.com/upcoming-events. All registrants will receive dial-in information and a PIN allowing them to access the live call. In addition, a live audio of the conference call will be available as a webcast. Interested parties can access the event through the “Events” page on the Pacira website at investor.pacira.com.

For those unable to participate in the live call, a replay of the webcast will be available on the Pacira website for approximately two weeks following the call.

Non-GAAP Financial Information
This press release contains financial measures that do not comply with U.S. generally accepted accounting principles (GAAP), such as non-GAAP gross margin, non-GAAP cost of goods sold, non-GAAP research and development (R&D) expense, non-GAAP selling, general and administrative (SG&A) expense, non-GAAP net income, non-GAAP net income per common share, non-GAAP weighted average diluted common shares outstanding, EBITDA (earnings before interest, taxes, depreciation and amortization) and adjusted EBITDA, because these non-GAAP financial measures exclude the impact of items that management believes affect comparability or underlying business trends.

These measures supplement the company’s financial results prepared in accordance with GAAP. Pacira management uses these measures to estimate its future cost of goods sold, R&D expense and SG&A expense outlook and to better analyze its financial results and help make managerial decisions. In management’s opinion, these non-GAAP measures are useful to investors and other users of our financial statements by providing greater transparency into the ongoing operating performance of Pacira and its future outlook. Such measures should not be deemed to be an alternative to GAAP requirements or a measure of liquidity for Pacira. Non-GAAP measures are also unlikely to be comparable with non-GAAP disclosures released by other companies. See the tables below for a reconciliation of GAAP to non-GAAP measures.

About Pacira

Pacira BioSciences, Inc. (Nasdaq: PCRX) is committed to providing a non-opioid option to as many patients as possible to redefine the role of opioids as rescue therapy only. The company is also developing innovative interventions to address debilitating conditions involving the sympathetic nervous system, such as cardiac electrical storm, chronic pain, and spasticity. Pacira has three commercial-stage non-opioid treatments: EXPAREL® (bupivacaine liposome injectable suspension), a long-acting local analgesic currently approved for infiltration, fascial plane block, and as an interscalene brachial plexus nerve block for postsurgical pain management; ZILRETTA® (triamcinolone acetonide extended-release injectable suspension), an extended-release, intra-articular injection indicated for the management of osteoarthritis knee pain; and ioveraº®, a novel, handheld device for delivering immediate, long-acting, drug-free pain control using precise, controlled doses of cold temperature to a targeted nerve. To learn more about Pacira, including the corporate mission to reduce overreliance on opioids, visit www.pacira.com.

About EXPAREL®

EXPAREL (bupivacaine liposome injectable suspension) is indicated in patients 6 years of age and older for single-dose infiltration to produce postsurgical local analgesia, and in adults as an interscalene brachial plexus nerve block to produce postsurgical regional analgesia. Safety and efficacy have not been established in other nerve blocks. The product combines bupivacaine with multivesicular liposomes, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting. By utilizing the multivesicular liposome platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain scores with up to a 78 percent decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated. Additional information is available at www.EXPAREL.com.

Important Safety Information about EXPAREL for Patients

EXPAREL should not be used in obstetrical paracervical block anesthesia. In studies in adults where EXPAREL was injected into a wound, the most common side effects were nausea, constipation, and vomiting. In studies in adults where EXPAREL was injected near a nerve, the most common side effects were nausea, fever, and constipation. In the study where EXPAREL was given to children, the most common side effects were nausea, vomiting, constipation, low blood pressure, low number of red blood cells, muscle twitching, blurred vision, itching, and rapid heartbeat. EXPAREL can cause a temporary loss of feeling and/or loss of muscle movement. How much and how long the loss of feeling and/or muscle movement depends on where and how much of EXPAREL was injected and may last for up to 5 days. EXPAREL is not recommended to be used in patients younger than 6 years old for injection into the wound, for patients younger than 18 years old for injection near a nerve, and/or in pregnant women. Tell your health care provider if you or your child has liver disease, since this may affect how the active ingredient (bupivacaine) in EXPAREL is eliminated from the body. EXPAREL should not be injected into the spine, joints, or veins. The active ingredient in EXPAREL can affect the nervous system and the cardiovascular system; may cause an allergic reaction; may cause damage if injected into the joints; and can cause a rare blood disorder.

About ZILRETTA®

On October 6, 2017, ZILRETTA (triamcinolone acetonide extended-release injectable suspension) was approved by the U.S. Food and Drug Administration as the first and only extended-release intra-articular therapy for patients confronting osteoarthritis (OA)- related knee pain. ZILRETTA employs proprietary microsphere technology combining triamcinolone acetonide—a commonly administered, short-acting corticosteroid—with a poly lactic-co-glycolic acid (PLGA) matrix to provide extended pain relief. The pivotal Phase 3 trial on which the approval of ZILRETTA was based showed that ZILRETTA significantly reduced OA knee pain for 12 weeks, with some people experiencing pain relief through Week 16. Learn more at www.zilretta.com.

Indication and Select Important Safety Information for ZILRETTA

Indication: ZILRETTA is indicated as an intra-articular injection for the management of OA pain of the knee. Limitation of Use: The efficacy and safety of repeat administration of ZILRETTA have not been demonstrated.

Contraindication: ZILRETTA is contraindicated in patients who are hypersensitive to triamcinolone acetonide, corticosteroids or any components of the product.

Warnings and Precautions:

•Intra-articular Use Only: ZILRETTA has not been evaluated and should not be administered by epidural, intrathecal, intravenous, intraocular, intramuscular, intradermal, or subcutaneous routes. ZILRETTA should not be considered safe for epidural or intrathecal administration.
•Serious Neurologic Adverse Reactions with Epidural and Intrathecal Administration: Serious neurologic events have been reported following epidural or intrathecal corticosteroid administration. Corticosteroids are not approved for this use.
•Hypersensitivity reactions: Serious reactions have been reported with triamcinolone acetonide injection. Institute appropriate care if an anaphylactic reaction occurs.
•Joint infection and damage: A marked increase in joint pain, joint swelling, restricted motion, fever and malaise may suggest septic arthritis. If this occurs, conduct appropriate evaluation and if confirmed, institute appropriate antimicrobial treatment.

Adverse Reactions: The most commonly reported adverse reactions (incidence ≥1%) in clinical studies included sinusitis, cough, and contusions.

Please see ZILRETTALabel.com for full Prescribing Information.

About iovera°®

The iovera° system uses the body’s natural response to cold to treat peripheral nerves and immediately reduce pain without the use of drugs. Treated nerves are temporarily stopped from sending pain signals for a period of time, followed by a restoration of function. Treatment with iovera° treatment works by applying targeted cold to a peripheral nerve. A precise cold zone is formed under the skin that is cold enough to immediately prevent the nerve from sending pain signals without causing damage to surrounding structures. The effect on the nerve is temporary, providing pain relief until the nerve regenerates and function is restored. Treatment with iovera° does not include injection of any substance, opioid, or any other drug. The effect is immediate and can last up to 90 days. The iovera° system is not indicated for treatment of central nervous system tissue. Additional information is available at www.iovera.com.

Important Safety Information for iovera°®

The iovera° system is contraindicated for use in patients with the following: Cryoglobulinemia; Paroxysmal cold hemoglobinuria; cold urticaria; Raynaud’s disease; open and/or infected wounds at or near the treatment line. Potential complications: As with any surgical treatment that uses needle-based therapy, there is potential for temporary site-specific reactions, including but not limited to: bruising (ecchymosis); swelling (edema); inflammation and/or redness (erythema); pain and/or tenderness; altered sensation (localized dysesthesia). Typically, these reactions resolve with no physician intervention. Patients may help the healing process by applying ice packs to the affected sites, and by taking over-the-counter analgesics.

Forward-Looking Statements

Any statements in this press release about Pacira’s future expectations, plans, trends, outlook, projections and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may,” “will,” “would,” “could,” “can” and similar expressions, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to our growth and future operating results and trends, our strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, including our plans with respect to the repayment of our indebtedness, anticipated product portfolio, development programs, patent terms, development of products, strategic alliances and intellectual property and other statements that are not historical facts. For this purpose, any statement that is not a statement of historical fact should be considered a forward-looking statement. We cannot assure you that our estimates, assumptions and expectations will prove to have been correct. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to, among others: risks associated with acquisitions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; risks related to future opportunities and plans for Flexion and its products, including uncertainty of the expected financial performance of Flexion and its products; the possibility that if we do not achieve the perceived benefits of the Flexion acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of our common stock could decline; the impact of the COVID-19 pandemic on elective surgeries, our manufacturing and supply chain, global and U.S. economic conditions (including inflation and rising interest rates), and our business, including our revenues, financial condition, cash flow and results of operations; the success of our sales and manufacturing efforts in support of the commercialization of EXPAREL, ZILRETTA and iovera°; the rate and degree of market acceptance of EXPAREL, ZILRETTA and iovera°; the size and growth of the potential markets for EXPAREL, ZILRETTA and iovera° and our ability to serve those markets; our plans to expand the use of EXPAREL, ZILRETTA and iovera° to additional indications and opportunities, and the timing and success of any related clinical trials for EXPAREL, ZILRETTA and iovera°; the commercial success of EXPAREL, ZILRETTA and iovera°; the related timing and success of U.S. Food and Drug Administration supplemental New Drug Applications and premarket notification 510(k)s; the related timing and success of European Medicines Agency Marketing Authorization Applications; our plans to evaluate, develop and pursue additional product candidates utilizing our proprietary multivesicular liposome (“pMVL”) drug delivery technology; the approval of the commercialization of our products in other jurisdictions; clinical trials in support of an existing or potential pMVL-based product; our commercialization and marketing capabilities; our ability to successfully complete an EXPAREL capacity expansion project in San Diego, California; our ability to successfully complete a ZILRETTA capital project in Swindon, England; the outcome of any litigation; the ability to successfully integrate Flexion or any future acquisitions into our existing business; the recoverability of our deferred tax assets; assumptions associated with contingent consideration payments; and factors discussed in the “Risk Factors” of our most recent Annual Report on Form 10-K and in other filings that we periodically make with the Securities and Exchange Commission (the “SEC”). In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such we anticipate that subsequent events and developments will cause our views to change. Except as required by applicable law, we undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and readers should not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include the matters discussed and referenced in the “Risk Factors” of our most recent Annual Report on Form 10-K and in other filings that we periodically make with the SEC.
###

Investor Contact:
Susan Mesco, (973) 451-4030
susan.mesco@pacira.com

Media Contact:
Coyne Public Relations
Kristin Capone, (973) 588-2108
kcapone@coynepr.com

(Tables to Follow)

Pacira BioSciences, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$104,139	$585,578
Short-term available-for-sale investments	184,512	70,831
Accounts receivable, net	98,397	96,318
Inventories, net	96,063	98,550
Prepaid expenses and other current assets	15,223	14,771
Total current assets	498,334	866,048
Noncurrent available-for-sale investments	37,209	—
Fixed assets, net	183,512	188,401
Right-of-use assets, net	70,877	76,410
Goodwill	163,243	145,175
Intangible assets, net	540,546	623,968
Deferred tax assets	160,309	153,364
Investments and other assets	27,170	21,987
Total assets	$1,681,200	$2,075,353

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,220	$10,543
Accrued expenses	89,785	127,555
Lease liabilities	9,121	7,891
Convertible senior notes, net	—	350,466
Current portion of long-term debt, net	33,648	24,234
Income taxes payable	—	429
Total current liabilities	147,774	521,118
Convertible senior notes, net	404,767	339,267
Long-term debt, net	251,056	335,263
Lease liabilities	64,802	71,727
Contingent consideration	28,122	57,598
Other liabilities	9,669	19,972
Total stockholders’ equity	775,010	730,408
Total liabilities and stockholders’ equity	$1,681,200	$2,075,353

Pacira BioSciences, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net product sales:
EXPAREL	$138,045	$139,852	$536,899	$506,515
ZILRETTA (1)	27,971	12,683	105,517	12,683
iovera°	4,564	4,898	15,258	16,162
Bupivacaine liposome injectable suspension	1,007	1,141	6,476	3,606
Total net product sales	171,587	158,574	664,150	538,966
Royalty revenue	368	620	2,673	2,442
Collaborative licensing and milestone revenue	—	—	—	125
Total revenues	171,955	159,194	666,823	541,533

Operating expenses:
Cost of goods sold	61,916	39,007	199,295	140,255
Research and development	17,505	15,514	84,797	55,545
Selling, general and administrative	63,970	52,154	254,516	199,345
Amortization of acquired intangible assets	14,322	7,653	57,288	13,553
Acquisition-related charges (gains), impairment and other	24,135	40,654	10,903	42,911
Total operating expenses	181,848	154,982	606,799	451,609
(Loss) income from operations	(9,893)	4,212	60,024	89,924

Other (expense) income:
Interest income	2,785	79	4,542	896
Interest expense	(11,041)	(10,423)	(39,976)	(31,750)
Other, net	81	(65)	(11,288)	(2,666)
Total other expense, net	(8,175)	(10,409)	(46,722)	(33,520)
(Loss) income before income taxes	(18,068)	(6,197)	13,302	56,404
Income tax benefit (expense)	7,966	1,068	2,607	(14,424)
Net (loss) income	$(10,102)	$(5,129)	$15,909	$41,980

Net (loss) income per share:
Basic net (loss) income per common share	$(0.22)	$(0.12)	$0.35	$0.95
Diluted net (loss) income per common share	$(0.22)	$(0.12)	$0.34	$0.92
Weighted average common shares outstanding:
Basic	45,882	44,594	45,521	44,262
Diluted	45,882	44,594	46,538	45,630
(1) Pacira began recognizing sales of ZILRETTA in November 2021 after completing its acquisition of Flexion.

Pacira BioSciences, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
GAAP net (loss) income	$(10,102)	$(5,129)	$15,909	$41,980

Non-GAAP adjustments:
Milestone revenue	—	—	—	(125)
Acquisition-related charges (gains), impairment and other	24,135	40,654	10,903	42,911
Stock-based compensation	12,677	10,890	48,092	42,246
Amortization of debt discount	700	5,907	2,807	23,152
Amortization of acquired intangible assets	14,322	7,653	57,288	13,553
Step-up of acquired Flexion fixed assets and inventory to fair value	2,169	581	7,927	581
Accelerated depreciation	10,545	—	10,545	—
Impairment on investment	—	—	10,000	—
Loss on investment	—	—	—	2,585
Tax impact of non-GAAP adjustments	(17,454)	(16,199)	(42,728)	(30,207)
Total Non-GAAP adjustments	47,094	49,486	104,834	94,696

Non-GAAP net income	$36,992	$44,357	$120,743	$136,676

GAAP basic net (loss) income per common share	$(0.22)	$(0.12)	$0.35	$0.95
GAAP diluted net (loss) income per common share	$(0.22)	$(0.12)	$0.34	$0.92

Non-GAAP basic net income per common share	$0.81	$0.99	$2.65	$3.09
Non-GAAP diluted net income per common share	$0.80	$0.97	$2.59	$3.00

Weighted average common shares outstanding - basic	45,882	44,594	45,521	44,262
Weighted average common shares outstanding - diluted	45,882	44,594	46,538	45,630
Non-GAAP weighted average common shares outstanding - diluted(1)	46,318	45,500	46,538	45,630

(1) Upon adoption of ASU 2020-06 on January 1, 2022, diluted net income per common share was calculated using the “if-converted” method associated with the Company’s convertible senior notes. For the three months and the year ended December 31, 2022, GAAP diluted net income per common share does not include any dilution from the convertible senior notes, which were determined to be antidilutive using the “if-converted” method. On a non-GAAP basis, the “if-converted” method was modified so that interest expense is not added back to the numerator, and the denominator only includes any incremental shares that would be issued for the conversion premium as the Company intends to settle the principal amount of its 2025 convertible senior notes in cash. For the three months and the year ended December 31, 2022, non-GAAP diluted net income per common share does not include any incremental shares related to the conversion premium.

Pacira BioSciences, Inc. Reconciliation of GAAP to Non-GAAP Financial Information (continued) (in thousands, except per share amounts) (unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Cost of goods sold reconciliation:
GAAP cost of goods sold	$61,916	$39,007	$199,295	$140,255
Stock-based compensation	(1,538)	(1,461)	(5,967)	(5,891)
Step-up of acquired Flexion fixed assets and inventory to fair value	(2,169)	(581)	(7,927)	(581)
Accelerated depreciation	(10,545)	—	(10,545)	—
Non-GAAP cost of goods sold	$47,664	$36,965	$174,856	$133,783

Research and development reconciliation:
GAAP research and development	$17,505	$15,514	$84,797	$55,545
Stock-based compensation	(1,833)	(1,873)	(6,594)	(5,465)
Non-GAAP research and development	$15,672	$13,641	$78,203	$50,080

Selling, general and administrative reconciliation:
GAAP selling, general and administrative	$63,970	$52,154	$254,516	$199,345
Stock-based compensation	(9,306)	(7,556)	(35,531)	(30,890)
Non-GAAP selling, general and administrative	$54,664	$44,598	$218,985	$168,455

Weighted average shares outstanding - diluted reconciliation:
GAAP weighted average common shares outstanding - diluted	45,882	44,594	46,538	45,630
Additional dilutive shares (1)	436	906	—	—
Non-GAAP weighted average common shares outstanding - diluted	46,318	45,500	46,538	45,630

(1) As the Company reported a GAAP net loss for the three months ended December 31, 2022 and 2021, potential common shares were excluded as the impact to diluted net loss per share would be antidilutive, whereas these potential securities resulted in a dilutive impact on net income reported on a non-GAAP basis.

Pacira BioSciences, Inc.
Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA (Non-GAAP)
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
GAAP net (loss) income	$(10,102)	$(5,129)	$15,909	$41,980

Interest income	(2,785)	(79)	(4,542)	(896)
Interest expense (1)	11,041	10,423	39,976	31,750
Income tax (benefit) expense	(7,966)	(1,068)	(2,607)	14,424
Depreciation expense	16,083	5,417	34,213	14,995
Amortization of acquired intangible assets	14,322	7,653	57,288	13,553
EBITDA	20,593	17,217	140,237	115,806

Other adjustments:
Milestone revenue	—	—	—	(125)
Acquisition-related charges (gains), impairment and other (2)	24,135	40,654	9,698	42,911
Stock-based compensation	12,677	10,890	48,092	42,246
Step-up of acquired Flexion inventory to fair value	1,366	581	4,719	581
Impairment on investment	—	—	10,000	—
Loss on investment	—	—	—	2,585
Adjusted EBITDA	$58,771	$69,342	$212,746	$204,004
(1) Includes amortization of debt discount
(2) Excludes any depreciation expense included in EBITDA above

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) includes GAAP to non-GAAP adjustments that reflect how the Company’s management analyzes its financial results. The adjusted EBITDA figures presented here are unlikely to be comparable with adjusted EBITDA disclosures released by other companies.

Pacira BioSciences, Inc.
Reconciliation of GAAP to Non-GAAP 2023 Financial Guidance
(dollars in millions)

GAAP to Non-GAAP Guidance	GAAP	Stock-Based Compensation	Non-GAAP
EXPAREL net product sales	$570 to $580	—	—
ZILRETTA net product sales	$115 to $125	—	—
iovera° net product sales	$17 to $20	—	—
Gross margin	75% to 77%	Approx. 1%	76% to 78%
Research and development expense	$78 to $89	$8 to $9	$70 to $80
Selling, general and administrative expense	$257 to $278	$37 to $39	$220 to $230
Stock-based compensation	$51 to $54	—	—